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                                                                    Exhibit 12



                                     FORM OF
                      OPINIONS OF WILLKIE FARR & GALLAGHER
                           WITH RESPECT TO TAX MATTERS


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                         FORM OF OPINION OF WILLKIE FARR
               TO THE ACQUIRING FUNDS WITH RESPECT TO TAX MATTERS



                                  July __, 1997


GE Funds
3003 Summer Street
Stamford, Connecticut  06905

Ladies and Gentlemen:

         You have asked us for our opinion concerning certain federal income tax consequences to (a) GE Short-Term Government Fund, GE Government Securities Fund, GE Tax-Exempt Fund, GE Value Equity Fund, and GE Mid-Cap Growth Fund (each an "Acquiring Fund," and, together, the "Acquiring Funds"), each of which is a series of GE Funds, (b) Investors Trust Adjustable Rate Fund, Investors Trust Government Fund, Investors Trust Tax Free Fund, Investors Trust Value Fund, and Investors Trust Growth Fund (each an "Acquired Fund," and, together, the "Acquired Funds"), each of which is a series of Investors Trust, and (c) holders of shares of beneficial interest in each Acquired Fund (the "Acquired Fund Shareholders") when the holders of Class A shares and Class B shares in each Acquired Fund receive Class A shares and Class B shares in the corresponding Acquiring Fund, respectively (all such shares of each Acquiring Fund referred to hereinafter as the "Acquiring Fund Shares"), in liquidation of their interests in the relevant Acquired Fund pursuant to an acquisition by each Acquiring Fund of all or substantially all of the assets of the corresponding Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by each such Acquiring Fund of scheduled liabilities of the corresponding Acquired Fund and the subsequent liquidation of each Acquired Fund and distribution in liquidation of the Acquiring Fund Shares to the Acquired Fund Shareholders (the "Reorganizations"), all pursuant to an agreement and plan of reorganization (the "Plan of Reorganization").

         We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we assume that such


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documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we assume the genuineness of all signatures, the capacity of each party executing a document so to execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquired Funds and the Acquiring Funds set forth in the Registration Statement on Form N-14 (the "Registration Statement") filed by GE Funds on behalf of the Acquiring Funds with the Securities and Exchange Commission and representations to be made in letters from the Acquired Funds and the Acquiring Funds addressed to us for our use in rendering a final opinion. Based on information received from the Acquired Funds and the Acquiring Funds, we have no reason to believe that we will not be able to render this opinion as a final opinion at the Closing. We have no reason to believe that these representations and facts will not be valid, but we have not attempted and will not attempt to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Registration Statement.

         The conclusions expressed herein are based upon the Internal Revenue Code of 1986 (the "Code"), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

         Based upon the foregoing, it is our opinion that:

         (1) The transfer of all or substantially all of each Acquired Fund's assets in exchange for shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of scheduled liabilities of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and each Acquired Fund and its corresponding Acquiring Fund is a "party to a reorganization" within the meaning of Section 368(b) of the Code.

                                       2
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         Specifically, the reorganization of Investors Trust Adjustable Rate
Fund with GE Short-Term Government Fund will constitute a "reorganization" within the meaning of Code Section 368(a)(1)(C). Moreover, each of the following reorganizations will constitute a "reorganization" within the meaning of Code
Section 368(a)(1)(D): Investors Trust Government Fund with GE Government Securities Fund, Investors Trust Tax Free Fund with GE Tax-Exempt Fund, Investors Trust Value Fund with GE Value Equity Fund, and Investors Trust Growth Fund with GE Mid-Cap Growth Fund.

         (2) No gain or loss will be recognized by any Acquiring Fund upon the receipt of the assets of its corresponding Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of certain scheduled liabilities of the corresponding Acquired Fund.

         (3) No gain or loss will be recognized by any Acquired Fund upon the transfer of its assets in exchange for shares of its corresponding Acquiring Fund and the assumption by that Acquiring Fund of certain scheduled liabilities of the relevant Acquired Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders.

         (4) No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their shares of the relevant Acquired Fund for shares of the corresponding Acquiring Fund.

         (5) The aggregate tax basis of Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to a Reorganization will be the same as the aggregate tax basis of the shares of the Acquired Fund surrendered therefor, and the holding period of the Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the shares of the Acquired Fund exchanged therefor were held by such Acquired Fund Shareholder (provided the shares of the Acquired Fund were held as capital assets on the date of the Reorganization).

         (6) The tax basis to each Acquiring Fund of the relevant Acquired Fund's assets acquired in the respective Reorganization will be the same as the tax basis of such assets to the relevant Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of the Acquired Fund acquired in the Reorganization will include the period during which those assets were held by the Acquired Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and any reference to our firm in the Registration Statement or in the Prospectus/Proxy Statement constituting a part thereof.

                                             Very truly yours,



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                         FORM OF OPINION OF WILLKIE FARR
                TO THE ACQUIRED FUNDS WITH RESPECT TO TAX MATTERS




                                  July __, 1997





Investors Trust
Two Union Square
601 Union Street
Suite 5600
Seattle, Washington  98101-2336



Ladies and Gentlemen:

         You have asked us for our opinion concerning certain federal income tax consequences to (a) GE Short-Term Government Fund, GE Government Securities Fund, GE Tax-Exempt Fund, GE Value Equity Fund, and GE Mid-Cap Growth Fund (each an "Acquiring Fund," and, together, the "Acquiring Funds"), each of which is a series of GE Funds, (b) Investors Trust Adjustable Rate Fund, Investors Trust Government Fund, Investors Trust Tax Free Fund, Investors Trust Value Fund, and Investors Trust Growth Fund (each an "Acquired Fund," and, together, the "Acquired Funds"), each of which is a series of Investors Trust, and (c) holders of shares of beneficial interest in each Acquired Fund (the "Acquired Fund Shareholders") when the holders of Class A shares and Class B shares in each Acquired Fund receive Class A shares and Class B shares in the corresponding Acquiring Fund, respectively (all such shares of each Acquiring Fund referred to hereinafter as the "Acquiring Fund Shares"), in liquidation of their interests in the relevant Acquired Fund pursuant to an acquisition by each Acquiring Fund of all or substantially all of the assets of the corresponding Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by each such Acquiring Fund of scheduled liabilities of the corresponding Acquired Fund and the subsequent liquidation of each Acquired Fund and distribution in liquidation of the Acquiring Fund Shares to the Acquired Fund Shareholders (the "Reorganizations"), all pursuant to an agreement and plan of reorganization (the "Plan of Reorganization").

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we assume that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we assume the genuineness of all signatures, the capacity of each party executing a document so to execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquired Funds and the Acquiring Funds set forth in the Registration Statement on Form N-14 (the "Registration Statement") filed by GE Funds on behalf of the Acquiring Funds with the Securities and Exchange Commission and representations to be made in letters from the Acquired Funds and the Acquiring Funds addressed to us for our use in rendering a final opinion. Based on information received from the Acquired Funds and the Acquiring Funds, we have no reason to believe that we will not be able to render this opinion as a final opinion at the Closing. We have no reason to believe that these representations and facts will not be valid, but we have not attempted and will not attempt to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Registration Statement.

         The conclusions expressed herein are based upon the Internal Revenue Code of 1986 (the "Code"), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

         Based upon the foregoing, it is our opinion that:

         (1) The transfer of all or substantially all of each Acquired Fund's assets in exchange for shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of scheduled liabilities of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and each Acquired Fund and its corresponding Acquiring Fund is a "party to a reorganization" within the meaning of Section 368(b) of the Code.


                                       2
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Specifically, the reorganization of Investors Trust Adjustable Rate Fund with GE
Short-Term Government Fund will constitute a "reorganization" within the meaning of Code Section 368(a)(1)(C). Moreover, each of the following reorganizations will constitute a "reorganization" within the meaning of Code Section 368(a)(1)(D): Investors Trust Government Fund with GE Government Securities
Fund, Investors Trust Tax Free Fund with GE Tax-Exempt Fund, Investors Trust Value Fund with GE Value Equity Fund, and Investors Trust Growth Fund with GE Mid-Cap Growth Fund.

         (2) No gain or loss will be recognized by any Acquiring Fund upon the receipt of the assets of its corresponding Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of certain scheduled liabilities of the corresponding Acquired Fund.

         (3) No gain or loss will be recognized by any Acquired Fund upon the transfer of its assets in exchange for shares of its corresponding Acquiring Fund and the assumption by that Acquiring Fund of certain scheduled liabilities of the relevant Acquired Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders.

         (4) No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their shares of the relevant Acquired Fund for shares of the corresponding Acquiring Fund.

         (5) The aggregate tax basis of Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to a Reorganization will be the same as the aggregate tax basis of the shares of the Acquired Fund surrendered therefor, and the holding period of the Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the shares of the Acquired Fund exchanged therefor were held by such Acquired Fund Shareholder (provided the shares of the Acquired Fund were held as capital assets on the date of the Reorganization).

         (6) The tax basis to each Acquiring Fund of the relevant Acquired Fund's assets acquired in the respective Reorganization will be the same as the tax basis of such assets to the relevant Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of the Acquired Fund acquired in the Reorganization will include the period during which those assets were held by the Acquired Fund.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name and any reference to our firm in the Registration Statement or in the Prospectus/Proxy Statement constituting a part thereof.



                                            Very truly yours,























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